UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2005

THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California	1-8145	94-2340464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Stoneridge Drive
Pleasanton, California 94588

(Address of principal executive offices including zip code)

(925) 847-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On February 25, 2005, the Board of Directors (the “Board”) of Thoratec Corporation (the “Company”), approved the compensation level of the recently created Executive Committee of the Board. All Executive Committee members are to receive $1,250 for each quarter where one or more Executive Committee meetings are attended by a committee member. If the Executive Committee meeting exceeds four hours, the Chairman of the Executive Committee will have the discretion to grant an additional fee. The Chairman of the Executive Committee will receive $1,500 per quarter in which there are one or more Executive Committee meetings that he attends. The Executive Committee is comprised of Messrs. Howard E. Chase and Neil F. Dimick and Dr. J. Donald Hill, each a non-employee director. Dr. Hill will serve as chairman of the Executive Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On February 25, 2005, the Board unanimously voted to amend the Company’s Amended and Restated By-Laws to add Section 4.2(c) to the By-laws. Section 4.2(c) provides guidelines for how shareholders of the Company may bring business before the annual meetings of shareholders. A copy of the Company’s By-Laws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
3.2	Thoratec By-Laws, as amended February 25, 2005.

2.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of: March 2, 2005

THORATEC CORPORATION
By:	/s/ D. Keith Grossman

D. Keith Grossman Chief Executive Officer

3.

EXHIBIT INDEX

Exhibit No.	Description
3.2	Thoratec By-Laws, as amended February 25, 2005.

4.